SUMMERVILLE SENIOR LIVING, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited)
(In thousands)
	March 31,	December 31,
	2007	2006
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$7,065	$5,423
Accounts receivable, net of allowance for doubtful accounts of $958 and $965	1,465	1,256
Prepaid expenses and other current assets	7,594	7,362
Total current assets	16,124	14,041
RESTRICTED CASH	8,689	8,661
NOTES RECEIVABLE FROM OFFICERS	1,238	1,223
PROPERTY AND EQUIPMENT—Net	341,289	302,307
DEFERRED FINANCING COSTS, Net of accumulated amortization of $549 and $487	3,042	3,102
LEASEHOLD ACQUISITION COST, Net of accumulated amortization of $1,856 and $1,470	20,010	20,646
GOODWILL	14,770	14,770
DEPOSITS AND OTHER ASSETS	9,179	9,052
TOTAL	$414,341	$373,802

LIABILITIES AND STOCKHOLDERS’ DEFICIT

CURRENT LIABILITIES:
Trade accounts payable and other accrued expenses	$37,068	$35,851
Current portion of long-term debt and capital lease obligations	9,393	8,346
Total current liabilities	46,461	44,197
LONG-TERM DEBT	90,530	77,678
FINANCING OBLIGATIONS	308,877	308,878
LONG-TERM INTEREST PAYABLE TO APOLLO	64,717	60,325
CAPITAL LEASE OBLIGATIONS	48,030	22,670
DEFERRED RENT	10,892	10,582
OTHER LONG TERM DEBT	163	156
Total liabilities	569,670	524,486

STOCKHOLDERS’ DEFICIT:
Common stock, $0.000001 par value 999,962,200,000 shares authorized,
issued and outstanding at March 31, 2007 and December 31, 2006	-	-
Convertible preferred stock, aggregate liquidation value of $1,076,274	28	28
Additional paid-in capital	83,419	83,419
Accumulated deficit	(238,776)	(234,131)
Total stockholders’ deficit	(155,329)	(150,684)
TOTAL	$414,341	$373,802

See accompanying Notes to Unaudited Condensed Consolidated Financial Statements

SUMMERVILLE SENIOR LIVING, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In thousands)

	Three Months Ended March 31,
	2007	2006

REVENUES:
Rental and other resident service revenue	$69,386	$38,524
Management/consulting fee revenue	-	899
Other	4	2
Total revenues	69,390	39,425

OPERATING EXPENSES:
Salaries and benefits	31,936	19,709
Lease expense	10,291	5,722
General and administrative	15,610	9,567
Consultants and professional fees	1,078	1,110
Total operating expenses	58,915	36,108
OPERATING INCOME	10,475	3,317

NONOPERATING INCOME (LOSS):
Interest income and dividends	137	43
Interest expense	(5,135)	(3,703)
Interest expense related to financing obligations	(6,908)	(3,897)
Depreciation and amortization	(3,214)	(2,253)
Total nonoperating loss	(15,120)	(9,810)
NET LOSS BEFORE INCOME TAXES	(4,645)	(6,493)
Provision for Income Taxes	-	(246)
NET LOSS	$(4,645)	$(6,739)

See accompanying Notes to Unaudited Condensed Consolidated Financial Statements

SUMMERVILLE SENIOR LIVING, INC.
STATEMENT OF CASH FLOW
(Unaudited)
(In Thousands)
	Three Months ended March 31,
	2007	2006
CASH FLOWS FROM OPERATING ACTIVITIES
Net Loss	$(4,645)	$(6,739)
Depreciation & Amortization	3,214	2,253
Provision for doubtful accounts	74	(89)
Changes in:
Accounts receivable	(283)	(1,096)
Prepaid & other assets	(232)	(1,541)
Deposits & Other Assets	100	(37)
Interest accrual-Apollo loan	4,391	3,079
Accounts payable & other liabilities	(929)	(78)
Deferred Revenue	1,582	1,473
Deferred Rent	310	857
Net cash provided (used) in operating activities	3,582	(1,918)

CASH FLOWS FROM INVESTING ACTIVITIES
Capital expenditures	(1,258)	(374)
Business acquisition	(12,850)	66
Increase in Restricted Cash	(28)	27
Net cash (used) in investing activities	(14,136)	(281)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from financing obligations	12,865	-
Payments on debt	(350)	(694)
Payment of capital lease	(319)	(156)
Net cash provided (used) in financing activities	12,196	(850)
NET INCREASE (DECREASE) IN CASH	1,642	(3,049)
Beginning of Period - Cash & cash equivalents	5,423	5,766
End of Period - Cash & cash equivalents	$7,065	$2,717

See accompanying Notes to Unaudited Condensed Consolidated Financial Statements

SUMMERVILLE SENIOR LIVING, INC.
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Organization and Basis of Presentation

Summerville Senior Living, Inc. and its subsidiaries (the “Company”), a Delaware corporation, was incorporated on February 14, 1996, to acquire, develop, and operate senior living facilities. The Company is a national provider of Independent Living, Assisted Living, and Alzheimer’s/dementia facilities, operating in 13 states. The Company’s headquarters are located in San Ramon, California. As of March 31, 2007, the Company operates 81 communities by virtue of long-term leaseholds.

The preparation of condensed consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities.  Actual results may differ from these estimates under different assumptions or conditions.

The condensed, consolidated financial statements include all of the subsidiaries of the Company over which it has majority ownership and financial and operating control. All significant intercompany transactions and accounts have been  eliminated in the condensed, consolidated financial statements.

The unaudited interim financial information furnished herein, in the opinion of the Company’s management, reflects all adjustments, consisting of only normally recurring adjustments, which are necessary to state fairly the condensed consolidated financial position as of March 31, 2007, and the results of operations, and cash flows of Summerville for the three-month periods ended March 31, 2007 and 2006.  The results of operations for the period ended March 31, 2007, are not necessarily indicative of the operating results for the full year.  The Company presumes that those reading this interim financial information have read or have access to its 2006 audited consolidated financial statements.

Recent Accounting Pronouncements

In January 2007, the Company adopted FASB Statement issued Interpretation No. 48, Accounting for Uncertainty in Income Taxes, (“FIN No. 48”). This interpretation clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements in accordance with SFAS No. 109, Accounting for Income Taxes. FIN No. 48 prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. FIN No. 48 also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition.  Adoption of FIN No. 48 did not have a significant impact on the Company’s consolidated results of operations or financial position.

Proposed Merger

On March 29, 2007, Emeritus Corporation , a national provider of assisted living and Alzheimer’s and related dementia care services to senior citizens, and the Company announced that they had reached a definitive agreement whereby Emeritus will acquire all of the outstanding stock of the Company pursuant to an Agreement and Plan of Merger (the “Agreement”). Under the terms of the Agreement, 8,500,000 shares of common stock of Emeritus will be issued to the shareholders of the Company, including Apollo and certain employees of the Company. Certain loans outstanding from Apollo to the Company will be satisfied through the distribution of the Emeritus common stock issued in this transaction. After the merger, the former shareholders of the Company will hold approximately 31% of the outstanding stock of Emeritus. Consummation of the transaction is subject to Emeritus shareholder approval and is anticipated to close in July 2007. After the merger, Emeritus will operate 284 communities in 36 states comprising 24,448 units with a capacity for over 28,000 residents.

Completion of the transaction is subject to the Company’s shareholder approval and is anticipated to close in the third quarter of 2007.

Acquisitions

In January 2007, the Company acquired two assisted living and Alzheimer/dementia properties from an individual regional operator in Ohio. The transaction of $25.3 million included a 103-unit property in Zanesville, OH and an 89 unit property in Medina, OH. The transaction was established as an operating lease and added to a master lease with NHP.

In March 2007, the Company acquired two assisted living and Alzheimer/dementia properties from Paramount Health Resources, Inc., a regional operator in the Midwest and East Coast. The transaction of $28.6 million included a 104-unit property in Westerville, OH and a 115 unit property in Dayton, OH. HCN financed the transaction with a combination of lease and a leasehold loan.

Litigation and Contingent Liabilities

One or more of the Company’s subsidiaries are defendants in certain resident-related matters. The Company maintains general and professional liability insurance coverage and has systems in place for tracking and managing community incidents. Management does not believe that the settlement of any active claims will have a material adverse impact on the consolidated financial position of the Company.

Subsequent Event

In May 2007, the maturity date of a note with a principal balance of $7.1 million between a wholly owned subsidiary of the Company and Health Care Property Investors, Inc. dated May 11, 1999 as amended was extended to June 29, 2007.

In May 2007, Ventas Realty, LP (Ventas), a public real estate investment trust, notified the Company that an event of default had occurred affecting certain assisted living and dementia care communities.  The notice demanded a $1.7 million increase in the Company’s aggregate security deposits in order to cure the default. The Company paid the required amount in conjunction with an advance from Apollo of $1.7 million.  In June 2007, Ventas notified the Company that an additional $0.3 million increase in the Company’s aggregate security deposit was required to cure the default. The Company paid the additional amount.